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Exhibit 5.2

October 30, 2015

Dear Sirs/Mesdames:

Re: Canadian Natural Resources Limited ("CNRL")

We refer to the Registration Statement on Form F-10 of CNRL dated October 30, 2015 (the "Registration Statement").

We hereby consent to the use of our firm name in the Registration Statement and to the reference to our firm name under the headings "Enforceability of Judgments" and "Legal Matters" in the Registration Statement.

Yours truly,

/s/ PARLEE McLAWS LLP "PARLEE McLAWS LLP"

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  Exhibit 5.2